Exhibit 99.1
Keros Therapeutics Announces Review of Strategic Alternatives

•Adopts Limited-Duration Stockholder Rights Plan to Protect Integrity of Process

LEXINGTON, Mass., Apr. 10, 2025 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today announced that its Board of Directors (the “Board”) has determined to initiate a formal review process to evaluate strategic alternatives to maximize stockholder value for the Company. In connection with this determination, the Board has authorized the formation of a committee, consisting of independent and disinterested directors, to oversee the process (the “Strategic Committee”) and make a recommendation to the full Board. The Strategic Committee, with the assistance of outside financial and legal advisors, intends to consider a comprehensive range of strategic alternatives, including but not limited to a sale of the company or other business combination transaction, continued investment in the Company’s pipeline, and/or return of excess capital to stockholders.

“Consistent with our commitment to taking action to enhance stockholder value, Keros’ Board determined to undertake a review of all strategic alternatives available to the Company,” said Jean-Jacques Bienaimé, Lead Independent Director. “During the pendency of the strategic review process, we remain focused on the execution of our strategy.”

There can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. There is no deadline or definitive timetable set for completion of the strategic alternatives review process. Keros intends to provide a preliminary update regarding the status of the process within 60 days of this announcement. Otherwise, Keros does not intend to disclose developments related to the process unless and until it determines that further disclosure is appropriate or necessary.

Adoption of Stockholder Rights Plan

The Company also announced that the Board has adopted a limited-duration stockholder rights plan (the “Rights Plan”), effective immediately. The Board adopted the Rights Plan in response to significant and rapid accumulations of the Company’s common stock by a number of investors who have indicated a desire to influence the control of Keros, including an individual investor which has informed the Company that it holds 11.2% of Keros’ outstanding common stock as of April 6, 2025.

The Rights Plan is intended to protect the interests of the Company and its stockholders, help ensure that all interested parties have the opportunity to participate fairly in the strategic review process and to provide the Board time to make informed decisions. The Rights Plan will reduce the likelihood that any entity, person or group gains control of Keros through open-market accumulation without paying all stockholders an appropriate control premium. The Rights Plan does not preclude the Board from engaging with parties or considering proposals or other strategic alternatives that it believes recognize the full value of the Company and are in the best interests of Keros and all stockholders.

The Rights Plan, which is similar to other plans adopted by publicly held companies, does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future Board to redeem the rights.

In connection with the adoption of the Rights Plan, the Board declared a dividend of one preferred share purchase right for each outstanding share of the Company's common stock as of the close of business on April 24, 2025, the record date. Under the Rights Plan, the rights will become exercisable if an entity, person or group acquires beneficial ownership of 10% or more (15% in the case of passive institutional investors) of Keros’ outstanding common stock in a transaction not approved by the Board. In the event that the rights become exercisable due to the ownership threshold being crossed, each right will entitle its holder (other than the person, entity or group triggering the Rights Plan, whose rights will become void and will not be exercisable) to purchase additional shares of common stock having a then-current market value of twice the exercise price of the rights. Any stockholders with beneficial ownership of the Company’s outstanding common stock at or above the applicable threshold prior to this announcement are grandfathered at their current ownership levels but are not permitted to increase their ownership without triggering the Rights Plan. In addition, the Rights Plan has customary flip-over and exchange features.

Subject to the terms of the Rights Plan, the rights will expire on April 9, 2026 unless the rights are earlier redeemed or exchanged by Keros.

Additional information regarding the Rights Plan will be contained in a Form 8-K to be filed by Keros with the U.S. Securities and Exchange Commission.

Goldman Sachs & Co. LLC is serving as Keros’ financial advisor, and Cooley LLP is serving as legal counsel.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. One of Keros’ product candidates, cibotercept (KER-012), is being developed for the treatment of pulmonary arterial hypertension and for the treatment of cardiovascular disorders. Keros’ second product candidate, KER-065, is being developed for the treatment of neuromuscular diseases. Keros’ most advanced product candidate, elritercept (KER-050), is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “continue,” “expects,” “enable,” “potential” and “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning the intended benefits of the strategic review process and the adoption of the Rights Plan. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, cibotercept, KER-065 and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Investor Contact:
Justin Frantz
jfrantz@kerostx.com
617-221-6042

Media Contact:
Mahmoud Siddig / Adam Pollack / Viveca Tress
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449